UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 5, 2010

CHINA SHEN ZHOU MINING & RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Chief Financial Officer and Appointment of New Chief Financial Officer

On July 31, 2010, Mr. Jiusheng Zhang resigned from the position of Chief Financial Officer of China Shen Zhou Mining & Resources, Inc. (the “Company”).

On August 2, 2010, Mr. Steven Wang was appointed  the Chief Financial Officer (“CFO”) of the Company. From October 2009 to present, he served as the senior manager  of Zhongrong International Trust Co. in Beijing at which position he participated in the due diligence work for various project financing work.  From January 2008 to April 2009, he served as the senior auditor for Ernst & Young Huaming Accounting Firm in Beijing at which position he participated in the IPO projects of China Railway Construction Corporation, Beijing Jin Yu Group Co. and Shan Xi Qin He Energy  Co. From July 2007 to December 2007, he served as the project manager for Hong Kong GC Alliance CPA Firm in Beijing, at which position  he performed auditing work for Shan Xi Bei Cang Group and the registrant.  From  Oct 2003 to June 2007, he served as the project manager for Hong Kong Shinewing CPA Firm in Beijing at which position he performed the audit work for  Ji Nan Iron＆Steel Group Co. and Tsinghua Tongfang Co.  Mr. Wang has a bachelor’s degree in history from Capital Normal University in China. He is a certified public accountant by China Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

China Shen Zhou Mining & Resources, Inc.

Date: August 5, 2010	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer